Exhibit 10.27
FIRST AMENDMENT AND WAIVER

This First Amendment and Waiver (this “Amendment”) is made and entered into as of November 26, 2021 by and among Charge Enterprises, Inc., a Delaware corporation (the “Company”) and the purchasers signatory to the Purchase Agreement (as defined below) (each a, “Purchaser” and collectively, the “Purchasers”).

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of May 19, 2021 (as amended and in effect from time to time, including any replacement agreement therefor, the “Purchase Agreement”), among the Company and the Purchasers, the Purchasers have extended credit to the Company as evidenced by certain Original Issue Discount Senior Secured Convertible Promissory Notes in the aggregate principal amount of $5,610,000 (together with any convertible notes issued in exchange therefor or replacement thereof, as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Convertible Notes”) and certain Original Issue Discount Senior Secured Non-convertible Promissory Notes in the aggregate principal amount of and $11,032,609 (together with any non-convertible notes issued in exchange therefor or replacement thereof, as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Non-Convertible Notes,” and together with the Convertible Notes, the “Notes”);

WHEREAS, pursuant to a Registration Rights Agreement, dated as of May 19, 2021 (as amended and in effect from time to time, including any replacement agreement therefor, the “Registration Rights Agreement”), among the Company and the Purchasers, the Company agreed to register the securities issued to the Purchasers pursuant to the Purchase Agreement;

WHEREAS, the Company and the Purchasers desire to amend the (i) Non-Convertible Notes to extend the Maturity Date of the Non-Convertible Notes for an additional one (1) year period such that the Non-Convertible Notes will become due and payable on November 19, 2023 and (ii) amend the Non-Convertible Notes and the Convertible Notes to remove the failure of having the Initial Registration Statement (as defined in the Registration Rights Agreement) declared effective on or prior to the six month anniversary of the date of the Notes as an Event of Default under the Notes.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Transaction Documents. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement and the Notes. This Amendment shall constitute a Transaction Document for all purposes of the Purchase Agreement, the Notes and the other Transaction Documents.

2. Extension of Maturity Date of the Non-Convertible Notes. The reference in the introductory paragraph of the Note to November 19, 2022 as the “Maturity Date” is hereby amended such that the Maturity Date of the Note shall be November 19, 2023.

3. Amendment to Section 6 of the Notes. Clause (a)(xix) of Section 6 of the Convertible Notes and the Non-Convertible Notes is hereby removed in its entirety.

4. Not a Novation. This Agreement is a modification only and not a novation. This Agreement is to be considered attached to the Notes and made a part thereof.

5. Conditions to Effectiveness. This Amendment shall become effective upon receipt by the Company and the Purchasers of counterpart signatures to this Amendment duly executed and delivered by the Company and the Purchasers.

6. No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Purchasers under the Purchase Agreement, the Notes or the other Transaction Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Purchase Agreement, the Notes or the other Transaction Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Purchasers to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Purchase Agreement, the Notes or the other Transaction Documents.

7. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

8. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CHARGE ENTERPRISES, INC.

By:
Name:
Title:

ARENA SPECIAL OPPORTUNITIES FUND, LP ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP as Purchasers

By:
Name: Lawrence Cutler
Title: Authorized Signatory
Signature Page to Third Amendment